Exhibit 99.1

Venus Concept Reports Preliminary Revenue Results for Fourth Quarter 2020; Introduces Fiscal Year 2021 Revenue Guidance

TORONTO, January 14, 2021 – Venus Concept Inc. (“Venus Concept” or the “Company”) (NASDAQ: VERO), a global medical aesthetic technology leader, today reported preliminary unaudited revenue results for the three months ended December 31, 2020 and introduced revenue guidance expectations for the twelve months ended December 31, 2021.

Management Commentary:

“We continued to see improvements in the operating environment in our key markets in the fourth quarter as evidenced by the 22% to 27% growth quarter-over-quarter implied by our preliminary revenue range,” said Domenic Serafino, Chief Executive Officer of Venus Concept. “The improvement in growth trends as compared to the third quarter was driven by strong procedure-related activity in both our aesthetics and hair restoration businesses, and strong system sales results which were driven by sales of our Venus Bliss and expanded adoption of our ARTAS iX®. Importantly, while the recovery in capital equipment demand in the aesthetics and hair restoration markets remains challenged due to COVID-19, our focused commercial strategy is helping us maximize our opportunities to drive adoption.”

Mr. Serafino continued: “While the near-term outlook has been challenged by this global pandemic, we continue to believe the long-term opportunity remains extremely compelling for us as a leading player in both the global minimally invasive/non-invasive medical aesthetics market and the minimally invasive surgical hair restoration market. We introduced our revenue guidance for fiscal year 2021, which calls for year-over-year growth in a range of 27% to 31%. Additionally, we expect that the reduction in the operating expense profile of the combined company, achieved in 2020, will position us well to drive strong operating leverage in 2021 and beyond. Finally, we enter 2021 with a significantly enhanced balance sheet and financial condition as a result of the notable announcements we made in December including a new loan agreement, refinanced long-term debt obligations and net proceeds from our recent public offering. Together, these activities and our prudent operating expense control this year, resulted in approximately $30 million in cash at year-end to support our future growth initiatives.”

Preliminary Fourth Quarter 2020 Revenue Summary:

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Preliminary total GAAP revenue for the three months ended December 31, 2020 is expected to be in the range of $25.3 million to $26.3 million, compared to total GAAP revenue of $31.9 million for the fourth quarter of 2019, representing a decrease of 24% to 21% year-over-year.

Preliminary Fiscal Year 2020 Revenue Summary:

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Preliminary total GAAP revenue for the twelve months ended December 31, 2020 is expected to be in the range of $77.5 million to $78.5 million, compared to total GAAP revenue of $110.4 million for the twelve months ended December 31, 2019, representing a decrease of 37% to 36% year-over-year.

Fiscal Year 2021 Revenue Guidance:

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Assuming no significant and persistent resurgence of COVID-19 and related lockdown measures in key markets that would negatively impact the Company’s customer base, total revenue for the twelve months ending December 31, 2021 is expected to be in the range of $98.0 million to $103.0 million, representing an increase of approximately 27% to 31% year-over-year, compared to the preliminary total GAAP revenue range for fiscal year 2020 of $77.5 million to $78.5 million.

About Venus Concept

Venus Concept is an innovative global medical aesthetic technology leader with a broad product portfolio of minimally invasive and non-invasive medical aesthetic and hair restoration technologies and reach in over 60 countries and 21 direct markets. Venus Concept focuses its product sales strategy on a subscription-based business model in North America and in its well-established direct global markets. Venus Concept’s product portfolio consists of aesthetic device platforms, including Venus Versa, Venus Legacy, Venus Velocity, Venus Fiore, Venus Viva, Venus Freeze Plus, Venus Heal, Venus Glow, Venus Bliss, Venus Epileve and Venus Viva MD. Venus Concept’s hair restoration systems includes NeoGraft®, an automated hair restoration system that facilitates the harvesting of follicles during a FUE process and the ARTAS® and ARTAS iX® Robotic Hair Restoration systems, which harvest follicular units directly from the scalp and create recipient implant sites using proprietary algorithms. Venus Concept has been backed by leading healthcare industry growth equity investors including EW Healthcare Partners (formerly Essex Woodlands), HealthQuest Capital, Longitude Capital Management, and Aperture Venture Partners.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “1933 Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “1934 Act”). Any statements contained herein that are not of historical facts may be deemed to be forward-looking statements. In some cases, you can identify these statements by words such as such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and other similar expressions that are predictions of or indicate future events and future trends. These forward-looking statements include, but are not limited to, statements about the expected synergies and cost savings; our financial performance; the growth in demand for our systems and other products; and general economic conditions, including the global economic impact of COVID-19, involve risks and uncertainties that may cause results to differ materially from those set forth in the statements. These forward-looking statements are based on current expectations, estimates, forecasts, and projections about our business and the industry in which we operate and management’s beliefs and assumptions and are not guarantees of future performance or developments and involve known and unknown risks, uncertainties, and other factors that are in some cases beyond our control. As a result, any or all of our forward-looking statements in this communication may turn out to be inaccurate. Factors that could materially affect our business operations and financial performance and condition include, but are not limited to, those risks and uncertainties described under Part I Item 1A—“Risk Factors” in our most recent Annual Report on Form 10-K, Part II Item 1A—“Risk Factors” in our most recent Form 10-Q, and in other documents we may file with the Securities and Exchange Commission. You are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on the forward-looking statements. The forward-looking statements are based on information available to us as of the date of this communication. Unless required by law, we do not intend to publicly update or revise any forward-looking statements to reflect new information or future events or otherwise.

Investor Relations Contact:

Westwicke Partners on behalf of Venus Concept

Mike Piccinino, CFA

VenusConceptIR@westwicke.com